Exhibit 10.1

                          [E-PAY LIMITED Letterhead]

12th April 2005



Private and Confidential

John Gardiner
Langtons
40 High Road
Chigwell
Essex  IG7 6DL



Dear John

SERVICE AGREEMENT MADE BETWEEN E-PAY LIMITED (1) (the "Company") AND JOHN GARDINER (2) DATED 19 FEBRUARY 2003 (the "Service Agreement")

1. I am writing further to our recent discussions, to confirm a variation to your Service Agreement.

2. With effect from March 1, 2005 you will work for the Company 2 days per week.

3. Accordingly, your salary will be adjusted to (pound)75,000 per annum less appropriate deductions for tax and national insurance contributions.

4. To indicate your acceptance of this variation, please sign and return the attached copy letter.

Yours sincerely



/s/ Tony Westlake
----------------------------

For and on behalf of
E-PAY LIMITED


ACCEPTED APRIL 12, 2005



/s/ John Gardiner
----------------------------
John Gardiner